Third-Quarter 2023 Earnings November 7, 2023

2 These materials contain forward-looking information. Words such as "anticipate," "assume," "estimate," "expect," “target” "project," “model”, "predict," "intend," "plan," "believe," "potential," "may," "should" and similar expressions may identify forward-looking information. Forward-looking information in these materials includes, but is not limited to, information regarding: 2023 outlook, including revenue, operating profit, adjusted EBITDA, earnings per share, net debt and leverage, free cash flow and the drivers thereof; 2024 financial targets; acquisition-related synergies; capital allocation priorities, including expected share repurchase activity and future dividend increases; future operating profit impact related to global restructuring activities; the impact of macroeconomic factors; strategic priorities and initiatives, including the Brink’s Business System; and expected impact from deployment of technology-enabled services, including digital retail solutions and ATM managed services. Forward-looking information in this document is subject to known and unknown risks, uncertainties and contingencies, which are difficult to predict or quantify, and which could cause actual results, performance or achievements to differ materially from those that are anticipated. These risks, uncertainties and contingencies, many of which are beyond our control, include, but are not limited to: our ability to improve profitability and execute further cost and operational improvement and efficiencies in our core businesses; our ability to improve service levels and quality in our core businesses; market volatility and commodity price fluctuations; general economic issues, including supply chain disruptions, fuel price increases, inflation, and changes in interest rates; seasonality, pricing and other competitive industry factors; investment in information technology (“IT”) and its impact on revenue and profit growth; our ability to maintain an effective IT infrastructure and safeguard confidential information, including from a cybersecurity incident; our ability to effectively develop and implement solutions for our customers; risks associated with operating in foreign countries, including changing political, labor and economic conditions (including political conflict or unrest), regulatory issues (including the imposition of international sanctions, including by the U.S. government), military conflicts (including but not limited to the conflict in Israel and surrounding areas, as well as the possible expansion of such conflicts and potential geopolitical consequences), currency restrictions and devaluations, restrictions on and cost of repatriating earnings and capital, impact on the Company’s financial results as a result of jurisdictions determined to be highly inflationary, and restrictive government actions, including nationalization; labor issues, including labor shortages, negotiations with organized labor and work stoppages; pandemics (including the ongoing Covid-19 pandemic and related impact to and restrictions on the actions of businesses and consumers, including suppliers and customers), acts of terrorism, strikes or other extraordinary events that negatively affect global or regional cash commerce; anticipated cash needs in light of our current liquidity position and the impact of Covid-19 on our liquidity; the strength of the U.S. dollar relative to foreign currencies and foreign currency exchange rates; our ability to identify, evaluate and complete acquisitions and other strategic transactions and to successfully integrate acquired companies; costs related to dispositions and product or market exits; our ability to obtain appropriate insurance coverage, positions taken by insurers relative to claims and the financial condition of insurers; safety and security performance and loss experience; employee and environmental liabilities in connection with former coal operations, including black lung claims; the impact of the American Rescue Plan Act and Patient Protection and Affordable Care Act on legacy liabilities and ongoing operations; funding requirements, accounting treatment, and investment performance of our pension plans, the VEBA and other employee benefits; changes to estimated liabilities and assets in actuarial assumptions; the nature of hedging relationships and counterparty risk; access to the capital and credit markets; our ability to realize deferred tax assets; the outcome of pending and future claims, litigation, and administrative proceedings; public perception of our business, reputation and brand; changes in estimates and assumptions underlying critical accounting policies; the promulgation and adoption of new accounting standards, new government regulations and interpretation of existing standards and regulations. This list of risks, uncertainties and contingencies is not intended to be exhaustive. Additional factors that could cause our results to differ materially from those described in the forward- looking statements can be found under "Risk Factors" in Item 1A of our Annual Report on Form 10-K for the period ended December 31, 2022 and in related disclosures in our other public filings with the Securities and Exchange Commission. Unless otherwise noted, the forward-looking information discussed today and included in these materials is representative as of today only and The Brink's Company undertakes no obligation to update any information contained in this document. These materials are copyrighted and may not be used without written permission from Brink’s. Today’s presentation is focused primarily on non-GAAP results. Detailed reconciliations of non-GAAP to GAAP results are included in the appendix and in the Third Quarter 2023 Earnings Release available in the Quarterly Results section of the Brink’s website: www.brinks.com Safe Harbor Statements and Non-GAAP Results

3 Key Messages (non-GAAP)Results summary • Revenue up 8% (+6% organic) − Organic growth of 4% in Cash and Valuables Management − Organic growth of 18% in ATM Managed Services (AMS) and Digital Retail Solutions (DRS) • Operating profit +31% to $166M (+38% organic), margin 13.5% up 230bps • Adjusted EBITDA +22% to $231M, margin 18.8% up 220 bps • Year-to-date free cash flow of $216M, approximately 200% improvement year-over-year • Continued Progress on Capital Allocation Priorities − Lowered Net Debt to Adjusted EBITDA Leverage by 0.2x sequentially, lowest since Q1 2020 − Utilized approximately half of year-to-date free cash flow to repurchase $106m shares this year (approximately 1.45M shares) Strategy execution in AMS/DRS and Brink’s Business System delivering strong results • Improving revenue mix, with AMS / DRS trailing-twelve-month organic revenue growth of 24% • Brink’s Business System delivering productivity with operating profit and EBITDA margins expanding more than 200 basis points • Trailing-twelve-month free cash flow of $346M and conversion of 40% 2023 Free Cash Flow Guidance Increased to Top Half of Range; All Other Guidance Affirmed • Revenue growth of between 6% - 9% (+7% - 11% organic) • Operating profit between $625 - $675M • Adjusted EBITDA between $865 - $915M • EPS between $6.45 - $7.15 • Free cash $350 - $375M with conversion from adjusted EBITDA of at least 40% Board of Directors authorized a new $500 million share repurchase plan, expiring on December 31, 2025 Notes: See detailed reconciliations of non-GAAP to GAAP results included in the Third Quarter 2023 Earnings Release available in the Results section of the Brink’s website www.brinks.com.

AMS/DRS Delivering Growth and Margin Improvement

Brink's Revenue Mix



10%
13%
16%
~20%+
$359
$530
$743
2020
2021
2022
2023 Target
Global pipeline continues to accelerate
AMS/DRS
Cash & Valuables Mgmt
AMS/DRS Percent of Total

Customer Offerings

Cash & Valuables Management

- Strong organic growth of 4% considering global services headwinds
- North America customer satisfaction and service levels improving
- Brink's Business System productivity driving margins

Digital Retail Solutions

- Adding thousands of new global locations across all verticals
- Strong North America pipeline - up sequentially and from prior year
- Expanding tech-enabled solutions to grow addressable market

ATM Managed Services

- Significant momentum in Europe leveraging existing network
- Transaction volume increasing in US market
- Recent wins – US convenience store, large multi-national financial institution in Chile

Achieved Target of 20% of Revenue from AMS/DRS Ahead of Expectations

BRINKS 4

5 Third-Quarter 2023 Results Record Revenue and Operating Profit (non-GAAP, $ millions, except EPS) Revenue +8% Organic +6% Acq +3% FX (1%) EPS 39%Adj. EBITDA +22%Op Profit +31% Organic +38% Acq +5% FX (12%) $1,076 $1,137 $1,227 2021 2022 2023 Constant Currency +9% Constant Currency +43% Constant Currency +29% Constant Currency +56% $116 $127 $166 2021 2022 2023 $1.11 Excl. MGI Gain1 $1.38 $1.92 $1.14 2021 2022 2023 13.5% Margin 11.2% Margin 10.8% Margin Notes: See detailed reconciliations of non-GAAP to GAAP results included in the Third Quarter 2023 Earnings Release available in the Results section of the Brink’s website www.brinks.com. See detailed reconciliations of non-GAAP to GAAP 2021 results in the Appendix. Constant currency represents 2023 results at 2022 exchange rates. 1. Excludes the impact of mark-to-market accounting related to equity investment in MoneyGram International, Inc. (MGI). The Third quarter of 2021 included a gain of $2 million ($0.03 per share) in MGI stock, which was sold in July 2021 and had no impact on 2022 or 2023 results. $170 $189 $231 2021 2022 2023 18.8% Margin 16.6% Margin 15.8% Margin

6 $127 $49 $6 $182 ( $15 ) $166 2022 Op Profit Organic Acq / Disp* 2023 Constant Currency Op Profit FX 2023 Op Profit Third-Quarter Revenue and Operating Profit vs 2022 (non-GAAP, $ millions) Revenue Operating Profit $1,137 $39 $33 $35 $1,243 ( $15 ) $1,227 2022 Revenue Organic Cash & Valuables Mgmt. Organic DRS & AMS Acq / Disp* 2023 Constant Currency Revenue FX 2023 Revenue 11.2% Margin 13.5% Margin % Change 38% 43% (12%) 31% 14.6% Margin Notes: Amounts may not add due to rounding. See detailed reconciliations of non-GAAP to GAAP results included in the Third Quarter 2023 Earnings Release available in the Quarterly Results section of the Brink’s website www.brinks.com. Constant currency represents 2023 results at 2022 exchange rates. *Acq/Disp amounts include the impact of prior year trailing twelve-month results for acquired and disposed businesses. Strong Organic Growth and Continued Operational Improvements % Change (1%)6% 3% 8%9% Organic +$72 +4% +18% 5%

7 $166 ( $54 ) ( $41 ) $18 $91 $53 $54 $41 ( $7 ) $231 Op Profit Interest Expense Taxes Other Income from Continuing Ops D&A Interest Expense Taxes Stock Comp & Other Adj. EBITDA Third-Quarter Adjusted EBITDA and EPS vs 2022 (non-GAAP, $ millions, except EPS) 47.1 million 47.5 million 18.8% Margin +22% Diluted Shares 13.5% Margin 2023 EPS: $1.92 2022 EPS: $1.38 Notes: Amounts may not add due to rounding. See detailed reconciliations of non-GAAP to GAAP results included in the Third Quarter 2023 Earnings Release available in the Quarterly Results section of the Brink’s website www.brinks.com. Vs. 2022 $40 ( $19 ) ($11) $15 $25 $8 $19 $11 ( $21 ) $42

8 Meaningful Progress on Free Cash Flow Generation (Non-GAAP, $ millions) Notes: See detailed reconciliations of non-GAAP to GAAP results in the Appendix and included in the Third Quarter 2023 Earnings Release available in the Quarterly Results section of the Brink’s website www.brinks.com. 1 At the midpoint of the 2023 full-year guidance range. $170 $179 $206 $245 $203 $346 33% 32% 36% 36% 26% 40% 2018 2019 2020 2021 2022 Q3 2023 TTM Free Cash Flow & FCF as % of Adj EBITDA • ~$100M EBITDA growth1 driven by improving revenue mix, cost productivity, and benefits of restructuring activities • CapEx flat in dollars year-over-year – AMS/DRS mix benefits • Ahead of schedule progress on working capital – Reduced DSOs – Local leadership ownership Expecting Full Year 2023 Free Cash Flow between $350M - $375M with conversion of at least 40%

9 Nine-Months 2023 Highlights • Delivered $216M FCF – already exceeding full-year 2022 • LTM FCF Conversion over 40% of Adjusted EBITDA • Working capital improvements ahead of expectations Capital Allocation Priorities Remain Unchanged Note: Capital allocation priorities not shown in priority order. 1. Opex inv estments included in Adjusted EBITDA guidance. Disciplined capital allocation model expected to allow the flexibility to optimize shareholder returns $350 - $375 in targeted 2023 Free Cash Flow • Target Cash Capex of less than 4% of revenue in 2023 • Focus on deals with strong synergy potential that fit within our current footprint or service offerings • 3.0x Net debt to Adjusted EBITDA • On track to be below 3.0x by year-end 2x - 3x Net Debt Target Accretive M&A Share Repurchase Return of Capital Organic Investments1 Dividends • Dividend raised 10% on May 4, 2023 • 1.45m shares repurchased through September 30th

2023 Guidance

Free Cash Flow Guidance Increased to Top Half of Range, All Other Guidance Affirmed

(non-GAAP, $ millions, except EPS)

	2022 Actual	2023 Guidance	Growth
Revenue	$4,536	$4,800 - 4,950	~7%
Operating Profit	$550	$625 - 675	~18%
Margin	12.1%	12.6% - 14.0%	
Adjusted EBITDA	$788	$865 - 915	~13%
Margin	17.4%	17.5% - 19.0%	
Free Cash Flow	$203	$350 - 375	~79%
FCF / EBITDA	26%	40% +	
EPS	$5.99	$6.45 - 7.15	~14%

- Strong organic revenue growth in AMS/DRS offset by market-wide macro impacts to shipping and storage of global commodities
- Operating leverage from price and revenue mix, cost productivity from Brink's Business System, and restructuring benefits partially offset by the strengthening US dollar
- Free Cash Flow already above full-year 2022 with LTM conversion over 40%, driven by Adjusted EBITDA growth and ahead of schedule working capital improvements

Notes: See detailed reconciliations of non-GAAP to GAAP 2022 results in the Appendix and included in the Third Quarter 2023 Earnings Release available in the Quarterly Results section of the Brink's website www.brinks.com. The 2023 Non-GAAP outlook amounts cannot be reconciled to GAAP without unreasonable effort, as we are unable to accurately forecast certain amounts that are necessary for reconciliation, including the impact of highly inflationary accounting on our Argentina operations in 2023 or other potential Non-GAAP adjusting items for which the timing and amounts are currently under review, such as future restructuring actions and the impact of possible future acquisitions.

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Appendix

12 Our Strategic Pillars

13 Nine-Months 2023 Results (non-GAAP, $ millions, except EPS) Revenue +9% Organic +9% Acq +3% FX (3%) EPS 9%Adj. EBITDA +14%Op Profit +17% Organic +24% Acq +4% FX (12%) $3,102 $3,345 $3,629 2021 2022 2023 Constant Currency +12% Constant Currency +29% Constant Currency +21% Constant Currency +25% $317 $363 $426 2021 2022 2023 $2.84 Excl. MGI Gain1 $3.90 $4.27 $3.08 2021 2022 2023 11.7% Margin 10.9% Margin 10.2% Margin Notes: See detailed reconciliations of non-GAAP to GAAP results included in the Third Quarter 2023 Earnings Release available in the Results section of the Brink’s website www.brinks.com. See detailed reconciliations of non-GAAP to GAAP 2021 results in the Appendix. Constant currency represents 2023 results at 2022 exchange rates. 1. Excludes the impact of mark-to-market accounting related to equity investment in MoneyGram International, Inc. (MGI). The f irst nine-months of 2021 included a gain of $16 million ($0.24 per share) in MGI stock, which was sold in July 2021 and had no impact on 2022 or 2023 results. $473 $541 $615 2021 2022 2023 17.0% Margin 16.2% Margin 15.2% Margin

14 $363 $89 $16 $467 ( $42 ) $426 2022 Op Profit Organic Acq / Disp* 2023 Constant Currency Op Profit FX 2023 Op Profit Nine-Months Revenue and Operating Profit vs 2022 (non-GAAP, $ millions) Revenue Operating Profit $3,345 $176 $116 $107 $3,744 ( $115 ) $3,629 2022 Revenue Organic Cash & Valuables Mgmt. Organic DRS & AMS Acq / Disp* 2023 Constant Currency Revenue FX 2023 Revenue 10.9% Margin 11.7% Margin % Change 24% 4% 29% (12%) 17% 12.5% Margin Notes: Amounts may not add due to rounding. See detailed reconciliations of non-GAAP to GAAP results included in the Third Quarter 2023 Earnings Release available in the Quarterly Results section of the Brink’s website www.brinks.com. Constant currency represents 2023 results at 2022 exchange rates. *Acq/Disp amounts include the impact of prior year trailing twelve-month results for acquired and disposed businesses. % Change (3%)9% 3% 9%12% Organic +$293 +6% +22%

15 Nine-Months 2023 Results by Segment ($ millions) Note: Constant currency represents 2023 results at 2022 exchange rates. $1,171 $1,197 2022 2023 $97 $124 2022 2023 8.3% Margin 10.3% Margin $899 $989 2022 2023 $194 $201 2022 2023 21.6% Margin 20.3% Margin $606 $600 2022 2023 $121 $121 2022 2023 19.9% Margin 20.2% Margin Latin America Revenue +10% Op Profit +3% Constant currency +21% +27% North America Revenue +2% Op Profit +28% Constant currency +3% +28% Europe Revenue +26% Op Profit +38% Constant currency +24% +35% Rest of World Revenue (1%) Op Profit -% Constant currency +2% +3% Organic +2% +27% Acq – +1% FX – – Organic +21% +27% Acq – – FX (11%) (24%) Organic +8% +13% Acq +16% +21% FX 2% 3% Organic +3% +3% Acq/Disp (1%) +1% FX (3%) (3%) $669 $842 2022 2023 $63 $87 2022 2023 10.3% Margin 9.4% Margin

16 Third-Quarter 2023 Results by Segment ($ millions) Note: Constant currency represents 2023 results at 2022 exchange rates. $401 $398 2022 2023 $38 $48 2022 2023 9.5% Margin 11.9% Margin $301 $340 2022 2023 $67 $68 2022 2023 22.1% Margin 20.1% Margin $215 $202 2022 2023 $48 $43 2022 2023 22.5% Margin 21.1% Margin Latin America Revenue +13% Op Profit +2% Constant currency +24% +31% North America Revenue (1%) Op Profit +24% Constant currency -% +24% Europe Revenue +31% Op Profit +38% Constant currency +21% +28% Rest of World Revenue (6%) Op Profit (12%) Constant currency (5%) (11%) Organic (1%) +23% Acq – +1% FX – – Organic +24% +31% Acq – – FX (11%) (28%) Organic +6% +7% Acq +16% +21% FX +9% +10% Organic (4%) (11%) Acq/Disp (1%) +1% FX (1%) (1%) $220 $288 2022 2023 $26 $36 2022 2023 12.4% Margin 11.8% Margin

17 $788 $815 3 $863 2022 Actual Q3 2023 TTM Actual Net Debt and Leverage Note: See detailed reconciliations of non-GAAP to GAAP results in the Appendix and included in the Third Quarter 2023 Earnings Release available in the Quarterly Results section of the Brink’s website www.brinks.com. 1. Net of unamortized debt issuance costs of $8 million as of 12/31/2022, $7 million as of 6/30/2023 and $6 million as of 9/30/2023. 2. Net Debt divided by Adjusted EBITDA. 3. Adjusted to include NoteMachine acquisition impact based on the fiscal year ended June 30, 2022, at exchange rates as of 9/30/2022. 4. Bank-def ined. Bank defined EBITDA includes TTM EBITDA, plus projected 18 month synergies for acquisitions. Max ratio is 3.5x. (Non-GAAP, $ millions) Net Debt Adjusted EBITDA and Financial Leverage Adjusted EBITDA $992 $993 $994 $1,524 $1,649 $1,585 $2,516 $2,642 $2,579 12/31/2022 Actual 6/30/2023 Actual 9/30/2023 Actual Unsecured Senior Notes1 Secured Net Debt Leverage Ratio2 3.2 3.0 Adjusted Leverage Ratio3 3.1 3.0 Secured Leverage Ratio4 2.1 1.9 Expect Leverage Below 3.0x by Year-End 2023

18 2021 Non-GAAP Results Reconciled to GAAP (1 of 3) See slide 20 f or f ootnote explanations. The Brink’s Company and subsidiaries Non-GAAP Reconciliations (In millions) Q3 Nine Months Revenues: GAAP 1,075.5$ 3,102.0 Non-GAAP 1,075.5$ 3,102.0 Operating profit (loss): GAAP 74.2$ 209.2 Reorganization and Restructuring(a) 14.0 35.7 Acquisitions and dispositions(a) 16.6 55.8 Argentina highly inflationary impact(a) 2.3 8.8 Chile antitrust matter(a) 9.5 9.5 Internal loss(a) (0.7) (2.4) Non-GAAP 115.9$ 316.6 Interest expense: GAAP (27.6)$ (83.0) Acquisitions and dispositions(a) 0.3 1.1 Non-GAAP (27.3)$ (81.9) Taxes: GAAP 22.9$ 59.2 Retirement plans(c) 1.2 4.9 Reorganization and Restructuring(a) 3.9 9.2 Acquisitions and dispositions(a) 1.2 3.4 Argentina highly inflationary impact(a) (0.3) (0.9) Internal loss(a) (0.1) (0.8) Income tax rate adjustment(b) 2.0 8.6 Non-GAAP 30.8$ 83.6 2021

19 2021 Non-GAAP Results Reconciled to GAAP (2 of 3) Amounts may not add due to rounding. See slide 20 f or f ootnote explanations. The Brink’s Company and subsidiaries Non-GAAP Reconciliations (In millions, except for per share amounts) Q3 Nine Months Income (loss) from continuing operations attributable to Brink's: GAAP 19.0$ 55.7 Retirement plans(c) 6.0 15.4 Reorganization and Restructuring(a) 10.1 26.0 Acquisitions and dispositions(a) 12.2 48.6 Argentina highly inflationary impact(a) 2.6 9.7 Chile antitrust matter(a) 9.5 9.5 Internal loss(a) (0.6) (1.6) Income tax rate adjustment(b) (1.7) (8.0) Non-GAAP 57.1$ 155.3 EPS: GAAP 0.38$ 1.11 Retirement plans(c) 0.12 0.31 Reorganization and Restructuring(a) 0.20 0.52 Acquisitions and dispositions(a) 0.24 0.96 Argentina highly inflationary impact(a) 0.05 0.19 Chile antitrust matter(a) 0.19 0.19 Internal loss(a) (0.01) (0.03) Income tax rate adjustment(b) (0.03) (0.16) Non-GAAP 1.14$ 3.08 Depreciation and Amortization: GAAP 61.6$ 178.1 Reorganization and Restructuring(a) (0.3) (0.5) Acquisitions and dispositions(a) (12.7) (35.4) Argentina highly inflationary impact(a) (0.6) (1.6) Non-GAAP 48.0$ 140.6 2021

2021 Non-GAAP Results Reconciled to GAAP (3 of 3 with 2018-2020 Adj EBITDA)

The Brink's Company and subsidiaries
Non-GAAP Reconciliations
(In millions)

	2018 Full Year	2019 Full Year	2020 Full Year	2021 Q3	2021 Nine Months	2021 Full Year
Adjusted EBITDA[d]:						
Net income attributable to Brink's - GAAP	$ (33.3)	$ 29.0	$ 16.0	$ 19.0	55.6	105.2
Interest expense - GAAP	66.7	90.6	96.5	27.6	83.0	112.2
Income tax provision - GAAP	70.0	61.0	56.6	22.9	59.2	120.3
Depreciation and amortization - GAAP	162.3	185.0	206.8	61.6	178.1	239.5
EBITDA	$ 265.7	$ 365.6	$ 375.9	$ 131.1	375.9	577.2
Discontinued operations - GAAP	-	(0.7)	0.8	-	0.1	(2.1)
Retirement plans[c]	33.2	47.3	33.8	7.2	20.3	29.8
Venezuela operations[a][g]	(1.0)	0.9	-	-	-	-
Reorganization and Restructuring[a]	18.7	28.6	65.5	13.7	34.7	42.8
Acquisitions and dispositions[a]	28.1	56.8	53.0	0.4	15.5	18.8
Argentina highly inflationary impact[a]	7.5	12.7	8.8	1.7	7.2	10.1
Chile antitrust matter[a]	-	-	-	9.5	9.5	9.5
Internal loss[a]	-	20.9	6.9	(0.7)	(2.4)	(21.1)
Reporting compliance[a]	4.5	2.1	0.5	-	-	-
Gain on lease termination[h]	-	(5.2)	-	-	-	-
Loss on deconsolidation of Venezuela operations[i]	126.7	-	-	-	-	-
Income tax rate adjustment[b]	-	-	-	0.3	0.6	-
Share-based compensation[e]	28.3	35.0	31.3	9.2	27.9	34.0
Marketable securities (gain) loss[f]	(2.7)	2.9	(10.5)	(2.1)	(16.3)	(16.4)
Adjusted EBITDA	$ 509.0	$ 566.9	$ 566.0	$ 170.3	473.0	682.6

The 2023 Non-GAAP outlook amounts exclude certain forecasted Non-GAAP adjusting items, such as intangible asset amortization, U.S. retirement plan costs and approved restructuring actions. We have not forecasted the impact of highly inflationary accounting on our Argentina operations in 2023 or other potential Non-GAAP adjusting items for which the timing and amounts are currently under review, such as future restructuring actions. We have also not forecasted changes in cash held for customer obligations or proceeds from the sale of property, equipment and investments in 2023. The 2023 Non-GAAP outlook amounts cannot be reconciled to GAAP without unreasonable effort, as we are unable to accurately forecast certain amounts that are necessary for reconciliation, including the impact of highly inflationary accounting on our Argentina operations in 2023 or other potential Non-GAAP adjusting items for which the timing and amounts are currently under review, such as future restructuring actions. We are also unable to forecast changes in cash held for customer obligations or proceeds from the sale of property, equipment and investments in 2023.

a) See "Other Items Not Allocated To Segments" on slides 21-22 for details. We do not consider these items to be reflective of our operating performance as they result from events and circumstances that are not a part of our core business.
b) Non-GAAP income from continuing operations and non-GAAP EPS have been adjusted to reflect an effective income tax rate in each interim period equal to the full-year non-GAAP effective income tax rate. The full-year non-GAAP effective tax rate was 33.6% for 2021.
c) Our U.S. retirement plans are frozen and costs related to these plans are excluded from non-GAAP results. Certain non-U.S. operations also have retirement plans. Settlement charges related to these non-U.S. plans are also excluded from non-GAAP results.
d) Adjusted EBITDA is defined as non-GAAP income from continuing operations excluding the impact of non-GAAP interest expense, non-GAAP income tax provision, non-GAAP depreciation and amortization, non-GAAP share-based compensation and non-GAAP marketable securities (gain) loss.
e) Due to reorganization and restructuring activities, there was a $0.1 million non-GAAP adjustment to share-based compensation in 2018, and a $7.7 million non-GAAP adjustment in 2019. There is no difference between GAAP and non-GAAP share-based compensation amounts for the other periods presented.
f) Due to the impact of Argentina highly inflationary accounting, there was a $0.5 million non-GAAP adjustment for a gain in 2018, and a $0.1 million non-GAAP adjustment for a gain in the fourth quarter of 2020. There is no difference between GAAP and non-GAAP marketable securities gain and loss amounts for the other periods presented.
g) Post-deconsolidation funding of ongoing costs related to our Venezuelan operations was $0.6 million in the second half of 2018 and $0.9 million in 2019 and was expensed as incurred and reported in interest and other nonoperating income (expense). We do not expect any future funding of the Venezuela business, as long as current U.S. sanctions remain in effect.
h) Gain on termination of a mining lease obligation related to former coal operations. We have no remaining mining leases.
i) Effective June 30, 2018, we deconsolidated our investment in Venezuelan subsidiaries and recognized a pretax charge of $126.7 million.

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21 Non-GAAP Reconciliation – Other The Brink’s Company and subsidiaries Other Items Not Allocated to Segments (Unaudited) (In millions) Brink’s measures its segment results before income and expenses for corporate activities and for certain other items. See below for a summary of the other items not allocated to segments. Venezuela operations Prior to the deconsolidation of our Venezuelan subsidiaries effective June 30, 2018, we excluded from our segment results all of our Venezuela operating results, due to the Venezuelan government's restrictions that have prevented us from repatriating funds. As a result, the Chief Executive Officer, the Company's Chief Operating Decision maker ("CODM"), has assessed segment performance and has made resource decisions by segment excluding Venezuela operating results. Reorganization and Restructuring 2016 Restructuring In the fourth quarter of 2016, management implemented restructuring actions across our global business operations and our corporate functions. As a result of these actions, we recognized charges of $13.0 million in 2018. The actions under this program were substantially completed in 2018, with cumulative pretax charges of approximately $48 million. Other Restructurings Management periodically implements restructuring actions in targeted sections of our business. As a result of these actions, we recognized charges of $7.6 million in 2018, primarily severance costs. We recognized charges of $28.8 million in 2019, primarily severance costs and charges related to the modification of share-based compensation awards. We recognized $66.6 million net costs in operating profit and $0.6 million costs in interest and other nonoperating income (expense) in 2020, primarily severance costs. As a result of these actions, we recognized $43.6 million net costs in 2021, primarily severance costs. Due to the unique circumstances around these charges, they have not been allocated to segment results and are excluded from non-GAAP results. Acquisitions and dispositions Certain acquisition and disposition items that are not considered part of the ongoing activities of the business and are special in nature are consistently excluded from non-GAAP results. These items are described below: 2021 Acquisitions and Dispositions • Amortization expense for acquisition-related intangible assets was $47.7 million in 2021. • We incurred $10.5 million in integration costs, primarily related to G4S, in 2021. • Transaction costs related to business acquisitions were $6.5 million in 2021. • Restructuring costs related to acquisitions were $5.3 million in 2021. • Compensation expense related to the retention of key PAI employees was $1.8 million in 2021. 2020 Acquisitions and Dispositions • Amortization expense for acquisition-related intangible assets was $35.1 million in 2020. • We incurred $23.5 million in integration costs related to Dunbar and G4S in 2020. • Transaction costs related to business acquisitions were $19.3 million in 2020. • Restructuring costs related to acquisitions were $4.7 million in 2020. 2019 Acquisitions and Dispositions • We incurred $43.1 million in integration costs related to Dunbar, Rodoban, COMEF and TVS in 2019. • Amortization expense for acquisition-related intangible assets was $27.8 million in 2019. • Restructuring costs related to acquisitions, primarily Rodoban and Dunbar, were $5.6 million in 2019. • Transaction costs related to business acquisitions were $7.9 million in 2019. • Compensation expense related to the retention of key Dunbar employees was $1.5 million in 2019. • In 2019, we recognized $2.2 million in net charges, primarily asset impairment and severance costs, related to the exit from our top-up prepaid mobile phone business in Brazil.

22 Non-GAAP Reconciliation – Other The Brink’s Company and subsidiaries Other Items Not Allocated to Segments (Unaudited) (In millions) 2018 Acquisitions and Dispositions • Amortization expense for acquisition-related intangible assets was $17.7 million in 2018. • Integration costs in 2018 related to acquisitions in France and the U.S. were $8.1 million. • 2018 transaction costs related to business acquisitions were $6.7 million. • We incurred 2018 severance charges related to our acquisitions in Argentina, France, U.S. and Brazil of $5.0 million. • Compensation expense related to the retention of key Dunbar employees was $4.1 million in 2018. • We recognized a net gain in 2018 ($2.6 million, net of statutory employee benefit) on the sale of real estate in Mexico. Argentina highly inflationary impact Beginning in the third quarter of 2018, we designated Argentina's economy as highly inflationary for accounting purposes. As a result, Argentine peso-denominated monetary assets and liabilities are now remeasured at each balance sheet date to the currency exchange rate then in effect, with currency remeasurement gains and losses recognized in earnings. In addition, nonmonetary assets retain a higher historical basis when the currency is devalued. The higher historical basis results in incremental expense being recognized when the nonmonetary assets are consumed. In 2021, we recognized $11.9 million in pretax charges related to highly inflationary accounting, including currency remeasurement losses of $9.0 million. In 2020, we recognized $10.7 million in pretax charges related to highly inflationary accounting, including currency remeasurement losses of $7.7 million. In 2019, we recognized $14.5 million in pretax charges related to highly inflationary accounting, including currency remeasurement losses of $11.3 million. In the second half of 2018, we recognized $8.0 million in pretax charges related to highly inflationary accounting, including currency remeasurement losses of $6.2 million. These amounts are excluded from non-GAAP results. Chile antitrust matter In October 2021, the Chilean antitrust agency filed a complaint alleging that Brink’s Chile (as well as competitor companies) engaged in collusion in 2017 and 2018 and requested that the court approve a fine of $30.5 million. The Company filed its response to the complaint in November 2022, which signaled the beginning of the evidentiary phase. Based on available information to date, we recorded a charge of $9.5 million in the third quarter of 2021 in connection with this matter. Due to its special nature, this charge has not been allocated to segment results and is excluded from non-GAAP results. Internal loss A former non-management employee in our U.S. global services operations embezzled funds from Brink's in prior years. Except for a small deductible amount, the amount of the internal loss related to the embezzlement was covered by our insurance. In an effort to cover up the embezzlement, the former employee intentionally misstated the underlying accounts receivable subledger data. In 2019, we incurred $4.5 million in costs (primarily third party expenses) to reconstruct the accounts receivables subledger. In the third quarter of 2019, we were able to identify $4.0 million of revenues billed and collected in prior periods which had never been recorded in the general ledger. We also identified and recorded $0.3 million in bank fees, which had been incurred in prior periods. The rebuild of the subledger was completed during the third quarter of 2019. In 2020, we incurred $0.3 million in costs (primarily third party expenses) to reconstruct the accounts receivables subledger. Based on the reconstructed subledger, we were able to analyze and quantify the uncollected receivables from prior periods. Although we planned to attempt to collect these receivables, we estimated an increase to bad debt expense of $20.1 million in the second half of 2019. We estimated an increase to bad debt expense of $6.6 million in 2020. In 2021, we recognized a decrease to bad debt expense of $3.7 million, primarily related to collection of these receivables. We also recognized $1.3 million of legal charges in 2021 as we attempted to collect additional insurance recoveries related to these receivables. In the fourth quarter of 2021, we successfully collected $18.8 million of insurance recoveries related to these internal losses. Due to the unusual nature of this internal loss and the related errors in the subledger data, along with the fact that management has excluded these amounts when evaluating internal performance, we have excluded these net charges from segment and non-GAAP results. Reporting compliance Certain compliance costs (primarily third party expenses) are excluded from 2018, 2019, 2020 and 2021 non-GAAP results. These costs relate to the implementation and January 1, 2019 adoption of the new lease accounting standard ($2.7 million in 2018, $1.8 million in 2019, $0.5 million in 2020, and no significant amounts in 2021) and the mitigation of material weaknesses ($1.8 million in 2018 and $0.3 million in 2019).

Non-GAAP Reconciliation – Cash Flows

The Brink's Company and subsidiaries
Non-GAAP Reconciliations
(In millions)

	Full Year 2018	Full Year 2019	Full Year 2020	Full Year 2021
Free cash flow before dividends				
Cash flows from operating activities				
Operating activities - GAAP	$ 364.1	$ 368.6	$ 317.7	$ 478.0
Venezuela operations	(0.4)	-	-	-
(Increase) decrease in restricted cash held for customers	(44.4)	(23.7)	(116.3)	(60.2)
(Increase) decrease in certain customer obligations[(a)]	1.7	(11.4)	6.5	(15.7)
G4S intercompany payments[(b)]	-	-	111.1	2.6
Operating activities - non-GAAP	$ 321.0	$ 333.5	$ 319.0	$ 404.7
Capital expenditures - GAAP	(155.1)	(164.8)	(118.5)	(167.9)
Proceeds from sale of property, equipment and investments	4.0	10.3	5.3	7.7
Free cash flow before dividends	$ 169.9	$ 179.0	$ 205.8	$ 244.5

a) To adjust for the change in the balance of customer obligations related to cash received and processed in certain of our secure Cash Management Services operations. The title to this cash transfers to us for a short period of time. The cash is generally credited to customers' accounts the following day and we do not consider it as available for general corporate purposes in the management of our liquidity and capital resources.

b) In the fourth quarter of 2020, we changed our definition of free cash flow before dividends to exclude payments made to G4S for net intercompany receivables and to include proceeds from sale of property, equipment and investments. All previously disclosed information for all periods presented has been revised.

Free cash flow before dividends is a supplemental financial measure that is not required by, or presented in accordance with GAAP. The purpose of this non-GAAP measure is to report financial information excluding the change in restricted cash held for customers, the impact of cash received and processed in certain of our secure cash management services operations, capital expenditures, payments made to G4S for net intercompany receivables from the acquired subsidiaries, and to include proceeds from the sale of property, equipment and investments. We believe this measure is helpful in assessing cash flows from operations, enables period-to-period comparability and is useful in predicting future cash flows. This non-GAAP measure should not be considered as an alternative to cash flows from operating activities determined in accordance with GAAP and should be read in conjunction with our condensed consolidated statements of cash flows.

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24 Non-GAAP Reconciliation – Net Debt The Brink’s Company and subsidiaries Non-GAAP Reconciliations (In millions) a) Title to cash received and processed in certain of our secure Cash Management Services operations transfers to us for a short period of time. The cash is generally credited to customers’ accounts the following day and we do not consider it as av ailable for general corporate purposes in the management of our liquidity and capital resources and in our computation of Net Debt. Net Debt is a supplemental non-GAAP financial measure that is not required by, or presented in accordance with GAAP. We use Net Debt as a measure of our f inancial leverage. We believe that investors also may find Net Debt to be helpful in ev aluating our financial leverage. Net Debt should not be considered as an alternative to Debt determined in accordance with GAAP and should be reviewed in conjunction with our condensed consolidated balance sheets. Set forth above is a reconciliation of Net Debt, a non-GAAP financial measure, to Debt, which is the most directly comparable financial measure calculated and reported in accordance with GAAP, December 31, 2022, June 30, 2023, and September 30, 2023. December 31, June 30, September 30, (In millions) 2022 2023 2023 Debt: Short-term borrowings 47.2$ 127.5$ 124.9$ Long-term debt 3,355.6 3,341.1 3,294.2 Total Debt 3,402.8 3,468.6 3,419.1 Less: Cash and cash equivalents 972.0 890.1 933.5 Amounts held by Cash Management Services operations(a) (85.2) (63.2) (93.6) Cash and cash equivalents available for general corporate purposes 886.8 826.9 839.9 Net Debt 2,516.0$ 2,641.7$ 2,579.2$